FILED # 18085-00

JUN 3 0 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
ALL PRINTER SUPPLIES.COM

I CERTIFY THAT: the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, presently adopts the following Articles of Corporation.

I

The name of the corporation is: ALL PRINTER SUPPLIES.COM,

II

The designated Resident Agent for ALL PRINTER SUPPLIES.COM, is Robert C. Harris of Nevada's Best Incorporators, whose address is: 530 E. Patriot Blvd., Bldg. "T," STE 366, Reno, Nevada 89511. Robert C. Harris has the mailing address of PO 9793, Reno, NV 89507.

III

Authorized Capital Stock is 25,000 shares without any par value. Shares may be disbursed by the authority of the Board of Directors, anytime without motion by the shareholders. Each block of five hundred shares shall have ten (10) votes. All shares, once issued, must be properly funded. All issued shares shall be the personal property of the shareholder, and shares so disbursed shall be deemed as fully paid up; and the holder of any share or shares shall not be liable for any further payment thereof. Said shares shall not be subject to assessment for the debts of the corporation, nor will they be assessable by ALL PRINTER SUPPLIES.COM,

IV

The initiating officers of ALL PRINTER SUPPLIES.COM, , are to be known as the first board of directors. The quantity of directors may at anytime be enlarged or curtailed in such a way as stated in the bylaws of ALL PRINTER SUPPLIES.COM, However, the number of Directors shall not exceed four (4), and shall not be reduced in number to less than one (1).

V

The general purposes for which ALL PRINTER SUPPLIES.COM, is formed and organized are: 1.) To engage in the business of Business Machine Supplies.
2.) To engage in any other trade or business which can, in the opinion of the First Board of Directors of ALL PRINTER SUPPLIES.COM, , be beneficial to the foregoing business.
3.) The business purpose of ALL PRINTER SUPPLIES.COM, including it goals and functions, advocated or conducted, condoned or comported, will all transact in a lawful manner in accordance with the laws of the State of Nevada.
4.) To do other things as are incidental or advisable to the foregoing, or essential in order to accomplish the foregoing.
5.) The identity and address of the First Board of Directors, which are two (2) in total, is as follows: (President, Treasurer) Tim Gaylord,

whose address is, 1116A 8th Street, Suite #144, Manhattan Beach, CA 90266; (Vice President; Secretary) Richard Oswald whose address is, 1116A 8th Street, Suite #144, Manhattan Beach, CA 90266.

VI

The ALL PRINTER SUPPLIES.COM, is to have perpetual existence. Where all manner of business is actually conducted, and its offices, and where the corporate books are sustained, may be perpetuated in any part of Nevada, or in any state, territory or providence of the United States of America, or the District of Columbia, or in any foreign county.

The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring and certifying that the facts herein above stated are true, and accordingly have hereunto set our hand this 23 day of June, 2000.

Tim Gaylord

STATE OF CALIFORNIA)
COUNTY OF Los Angeles)

On this 23 day of JUNE, 2000, Tim Gaylord personally appeared before me, a Notary Public in and for said County and State, who acknowledged that he executed the above instrument.

NOTARY PUBLIC

TIMMI L. MORTON
Commission # 1181931
Notary Public - California
Los Angeles County
My Comm. Expires May 1, 2002

Richard Oswald

STATE OF CALIFORNIA)
COUNTY OF Los Angeles)

On this 23rd day of June, 2000, Richard Oswald personally appeared before me, a Notary Public in and for said County and State, who acknowledged that he executed the above instrument.

NOTARY PUBLIC

TIMMI L. MORTON
Commission # 1181931
Notary Public - California
Los Angeles County
My Comm. Expires May 1, 2002

C # 1608500

JUN 3 0 2000

IN THE OFFICE OF
Dean Heller
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

IN THE MATTER OF ALL PRINTER SUPPLIES.COM, , I , Robert C. Harris of Nevada's Best Incorporators, with address at 530 E. Patriot Blvd, Bldg. "T," STE 366, Reno, County of Washoe, State of Nevada 89511, hereby accept the appointment as Resident Agent of the abcve-entitled corporation in accordance with NRS 78.090.

FURTHERMORE, that the principal office in this state is located at 530 E. Patriot Blvd, Bldg. "T," STE 366, Reno, County of Washoe, State of Nevada 89511.

IN WITNESS WHEREOF. I set my hand this 26th day of June, 2000.

Robert C. Harris
Resident Agent